UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2008

 ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

We entered into employment and other compensation arrangements with certain executive officers as described in Item 5.02 hereof, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

We entered into new employment agreements with Charles Piccirillo , our interim Chief Executive Officer , who assumed that position effective July 8. 2008, and Joseph Trepanier, our Chief Financial Officer since May 29, 2008.  We also made bonus awards and stock option grants as described below.  These awards were approved by the Board of Directors on July 30, 2008, but were contingent on entering into written agreements, which occurred in October.  Mr. Trepanier was also made permanent Chief Financial Officer after having served for several months as our interim Chief Financial Officer.

Employment Agreements

The Employment Agreements for Messrs. Piccirillo and Trepanier have similar provisions, which include the following terms.  Both agreements expire on February 14, 2010 and do not contain automatic renewal provisions.  Mr. Piccirillo's employment agreement provides for base salary of $200,000 per year.  Mr. Trepanier's base salary is $165,000 per year.  They are also eligible to participate in bonuses on terms and conditions determined by the compensation committee of our board of directors and to participate in all our present and future employee benefit, retirement and compensation plans and of our etrials subsidiary consistent with their positions.

Each agreement provides that the Company may terminate the agreement and employment at any time with at least two weeks notice, but that if the Company terminates before February 14, 2010 and without "cause" (as defined in the agreement), the executive is entitled to six months base salary as severance and six months of paid benefits.  If termination occurs without cause within six months after a "change of control" (as defined in the agreements), then fifty (50%) of the outstanding stock options and restricted stock that vest over a time schedule and that remain unvested at the termination date will become vested.  Restricted shares that are subject to vesting via achievement of performance targets (such as the bonus plan grants described herein) are not included in this acceleration provision.

Mr. Piccirillo has been granted an aggregate of 100,000 stock options to date that are subject to such accelerated besting provision, including the option grants described below.  To date, Mr. Trepanier has been granted an aggregate of 100,000 options that are subject to such accelerated vesting provision, including the option grants described below.

The employment agreement also includes certain restrictive covenants that limit the executive’s ability to compete with etrials and our etrials subsidiary or to divulge certain confidential information concerning etrials and our etrials subsidiary.

The foregoing is only a summary.  Each of the employment agreements are filed as exhibits to this Report.  Investors who desire to understand all the provisions of these agreements (including the definitions of defined terms) should read these agreements in their entirety.

Stock Option Grants

On July 30, 2008, our Board of Directors granted incentive stock options to Charles Piccirillo purchase 50,000 shares of our Common Stock and granted to Joseph Trepanier incentive stock options to purchase 80,000 share of common stock.  The exercise prices for all such options are $1.54 per share, which was the closing sale price of our Common Stock on NASDAQ Global Market on August 15, 2008, the valuation date selected by the Board on July 30, 2008.  Subject to accelerated vesting as described under Employment Agreements described above, the options vest in sixteen equal quarterly installments on the 15th day of February, May, August and November  of each year beginning November 15, 2008 and ending August 15, 2011.  The option agreements are in a form utilized for option grants to employees generally and, except for the accelerated vesting provisions described above, do not grant the executive more favorable terms that option agreements of other employees.

2008 Incentive Bonus Plan Awards

On March 4, 2008, our Board of Directors approved a new 2008 Executive Incentive Bonus Plan (the "Executive Incentive Bonus Plan"), for officers and employees of the Company.  The Executive Incentive Bonus Plan authorizes the Compensation Committee of the Board to make grants of cash, restricted stock, stock options or other securities to officers and employees in connect with annual bonus awards.  Stock and options granted pursuant to the Executive Incentive Bonus Plan are governed under the terms of the Company's 2005 Performance Equity.

On March 4, 2008, the Compensation Committee of the Board approved specific bonus awards for seven of our executive officers, including Charles Piccirillo, who was an officer, but who was then not yet our Principal Executive Officer.  On July 30, 2008, the Board of Directors made awards to four officers, including an additional award to Mr. Piccirillo, and an initial award to Mr. Trepanier.

The principal terms and the amounts of the awards for specific officers is described below.

A copy of the Executive Incentive Bonus Plan is attached as Exhibit 99.1 to a Form 8-K filed on March 21,2008, 2008, and is incorporated by reference herein.  A copy of our 2005 Performance Equity Plan, as amended through September 7, 2007 is filed as Exhibit 10.47 to our Quarterly Report on Form 10-QSB filed on November 13, 2007 and is incorporated by reference herein.

Item 5.02 of our Form 8-K filed on March 21, 2008 contains a description of the general terms of bonus awards , which is incorporated by reference herein.

Individual Executive Bonus Ranges

Charles Piccirillo Initial Award March 4,  2008.  Cash bonus of $19,688 for 90% achievement of all Performance Target Goals or $26,250 for 100% achievement of all Performance Target Goals.  Restricted common stock bonus of 9,698 shares for 90% achievement of all Performance Target Goals or 12,931 shares for 100% achievement of all Performance Target Goals.  The foregoing the number of shares were determined by dividing an amount equal to the cash earned at each performance level by $2.03, which was the closing sale price of our Common Stock on NASDAQ Global Market on March 7, 2008.  An additional $26,250 may be earned for 125% achievement of all Performance Target Goals, which in its sole discretion the Company may pay all in cash or up to 50% in shares of Common Stock of the Company, which shares will be valued at the closing sale price on NASDAQ Global Market on the date the Compensation Committee or the Board determines whether to issue shares in lieu of cash.

Charles Piccirillo Supplemental Award July 30, 2008.  Cash bonus of $35,625 for 90% achievement of all Performance Target Goals or $47,500 for 100% achievement of all Performance Target Goals.  An additional $23,750  may be earned for 125% achievement of all Performance Target Goals, which in its sole discretion the Company may pay all in cash or up to 50% in shares of Common Stock of the Company, which additional shares will be valued at the closing sale price on NASDAQ Global Market on the date the Compensation Committee or the Board determines whether to issue shares in lieu of cash.

Joseph Trepanier Initial Award July 30, 2008.  Cash bonus of $30,937 for 90% achievement of all Performance Target Goals or $41,250 for 100% achievement of all Performance Target Goals.  Restricted common stock bonus of 20,089 shares for 90% achievement of all Performance Target Goals or 26,786 shares for 100% achievement of all Performance Target Goals. The foregoing the number of shares were determined by dividing an amount equal to the cash earned at each performance level by $1.54, which was the closing sale price of our Common Stock on NASDAQ Global Market on August 15, 2008.  An additional $41,250 may be earned for 125% achievement of all Performance Target Goals, which in its sole discretion the Company may pay all in cash or up to 50% in shares of Common Stock of the Company, which additional shares will be valued at the closing sale price on NASDAQ Global Market on the date the Compensation Committee or the Board determines whether to issue shares in lieu of cash.

Item 9.01.   Financial Statements and Exhibits

Exhibit 99.1	Employment Agreement dated as of October 7, 2008 between etrials, Inc. and Charles Piccirillo.
Exhibit9 9.2	Employment Agreement dated as of October 7, 2008 between etrials, Inc. and Joseph Trepanier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2008	etrials Worldwide, Inc.

By: /s/ Charles Piccirillo
Name: Charles Piccirillo
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Employment Agreement dated as of October 7, 2008 between etrials, Inc. and Charles Piccirillo.

99.2	Employment Agreement dated as of October 7, 2008 between etrials, Inc. and Joseph Trepanier.